UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1331 Gemini Street Suite 250 Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2021, Vertex Energy Operating LLC (“Vertex Operating”), a wholly-owned subsidiary of Vertex Energy Inc. (“Vertex Energy” and collectively with its consolidated subsidiaries including Vertex Operating, the “Company”), entered into a definitive Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (“Seller”), to purchase the Mobile, Alabama refinery, certain real property associated therewith, and related assets, including all inventory at the refinery as of closing and certain equipment, rolling stock, and other personal property associated with the Mobile refinery (collectively, the “Mobile Acquisition”). The Mobile refinery is located on a 800+ acre site in the city and county of Mobile, Alabama. The 91,000 barrel-per-day nameplate capacity Mobile refinery is capable of sourcing a flexible mix of cost-advantaged light-sweet domestic and international feedstocks. Approximately 70% of the refinery’s current annual production is distillate, gasoline and jet fuel, with the remainder being vacuum gas oil, liquefied petroleum gas (LPG) and other products. The facility distributes its finished product across the southeastern United States through a high-capacity truck rack, together with deep and shallow water distribution points capable of supplying waterborne vessels.

In addition to refining assets, the transaction will include the acquisition by the Company of approximately 3.2 million barrels of inventory and product storage, logistics and distribution assets, together with more than 800+ acres of developed and undeveloped land.

The initial base purchase price for the assets is $75 million. In addition, Vertex Operating will also pay for the hydrocarbon inventory located at the Mobile refinery, as valued at closing, and the purchase price is subject to other customary purchase price adjustments and reimbursement for certain capital expenditures in the amount of approximately $225,000 and those relating to a turnaround at the Mobile refinery that is slated to occur in fourth quarter of 2021, in the approximate amount of $13 million.

In connection with Vertex Operating’s execution of the Sale and Purchase Agreement, and as a required term and condition thereof, Vertex Operating provided the Seller a promissory note in the amount of $10 million (the “Deposit Note”). Pursuant to the terms of the Sale and Purchase Agreement, the terms of such agreement (other than exclusivity through December 31, 2021, or such earlier date that the Sale and Purchase Agreement is terminated), are not legally binding on the Seller until such time as Vertex Operating funds the Deposit Note in cash. The Deposit Note does not accrue interest unless or until an event of default occurs under such note, at which time interest accrues at 12% per annum until paid. The entire balance of the Deposit Note is due upon the earlier of (i) 45 calendar days following the date of the Deposit Note (i.e., July 10, 2021); and (ii) five calendar days following the closing of any transaction between Vertex Operating and any third party (as applicable, the “Deposit Note Due Date”). The Deposit Note may be prepaid in whole or in part at any time without penalty. The Deposit Note includes customary events of default for non-payment and Vertex Operating’s bankruptcy.

In the event of the closing of the transactions contemplated by the Sale and Purchase Agreement, the funded portion of the Deposit Note, and any interest thereon (the “Deposit”) is credited against the purchase price due to the Seller. In the event the Sale and Purchase Agreement is terminated the Deposit is non-refundable except as more particularly described in the Sale and Purchase Agreement, which provides that in some circumstances the Company may receive a complete refund of the Deposit or must pay a portion of (or in some cases all) the costs for the Swapkit (defined below) and/or the audit of the Seller’s operations, to the extent requested by the Company.

The Sale and Purchase Agreement is subject to termination prior to closing under certain circumstances, and may be terminated: at any time prior to the closing date by the mutual consent of the parties; by Vertex Operating or Seller in the event the closing has not occurred by May 26, 2022 (the “Outside Date”, subject to extensions as discussed in the Purchase and Sale Agreement), in the event such failure to close is not a result of Vertex Operating’s or Seller’s breach of the agreement, respectively, or the failure to obtain any government consent; by Vertex Operating or Seller, if the other party has breached any representation, warranty or covenant set forth in the agreement, subject to certain cases to the right to cure such breach, or required regulatory approvals have not been received as of the Outside Date; or by Seller if Vertex Operating fails to remit payment of the Deposit by the Deposit Note Due Date, at which time Seller also has the right to pursue collection under the terms of the Deposit Note, plus interest, if any, and to retain any amounts thereby collected.

The Sale and Purchase Agreement provides that if all conditions to closing are satisfied other than government approvals and required permits and registrations, then the Outside Date is extended to such date as the parties mutually agree; provided, however, in the event the parties do not mutually agree, then the Outside Date is automatically extended to May 26, 2023.

The Sale and Purchase Agreement contemplates the Company and the Seller entering into various supply and offtake agreements at closing.

The Mobile Acquisition is expected to close near the end of the third quarter of 2021, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of legal impediments prohibiting the Mobile Acquisition, receipt of regulatory approvals and required consents, absence of a material adverse effect and the Company raising sufficient cash to pay such aggregate purchase price. The Company anticipates financing the transaction through the entry into a debt facility and funds generated through the sale of common equity. The Company has not entered into any agreements regarding such fundings to date, and such fundings may not be available on favorable terms, if at all. The Company may also generate cash through asset divestitures. The conditions to the closing of the Mobile Acquisition may not be met, and such closing may not ultimately occur on the terms set forth in the Sale and Purchase Agreement, if at all.

Vertex Operating and the Seller have made customary representations and warranties and have agreed to customary covenants in the Sale and Purchase Agreement, including the agreement of the Seller, subject to certain exceptions, to conduct the businesses being acquired in the ordinary course, to use commercially reasonable efforts to preserve the assets and to refrain from engaging in certain activities during the period from the execution of the Sale and Purchase Agreement to the closing of the transaction. As discussed above, the Sale and Purchase Agreement contains customary termination rights for both the Company and the Sellers. There is no assurance that all of the conditions to the consummation of the Mobile Acquisition will be satisfied. The Sale and Purchase Agreement also provides for indemnification rights with respect to, among other things, breaches of representations, warranties or covenants by the parties, subject to certain limitations, caps and minimum thresholds.

The Sale and Purchase Agreement contains representations and warranties by Vertex Operating and the Seller as of specific dates. The representations and warranties reflect negotiations between the parties to the Sale and Purchase Agreement and are not intended as statements of fact to be relied upon by the Company’s shareholders; in certain cases, the representations and warranties merely represent allocation decisions among the parties; may have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Sale and Purchase Agreement, which disclosures are not reflected in the Sale and Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. As such, the representations and warranties are solely for the benefit of the parties to the agreement. The representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, may change after the date of the Sale and Purchase Agreement and should not be relied upon as statements of facts.

Upon completion of the transaction and provided that Vertex’ fundraising initiatives are successful, Vertex plans to launch an $85 million capital project designed to modify the Mobile refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis.

In connection with the entry into the Sale and Purchase Agreement, Vertex Operating and the Seller entered into a Swapkit Purchase Agreement (the “Swapkit Agreement”). Pursuant to the agreement, Vertex Operating agreed to fund a technology solution comprising the ecosystem required for the Company to run the Mobile refinery after closing (the “Swapkit”), at a cost of $8.7 million, which is payable at closing (subject to certain adjustments), or in certain circumstances, upon termination of the Purchase and Sale Agreement.

The foregoing description of the Sale and Purchase Agreement, Deposit Note and Swapkit Agreement is only a summary and is not complete, and is qualified in its entirety by reference to the Sale and Purchase Agreement, Deposit Note and Swapkit Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above regarding the Deposit Note, is incorporated into this Item 2.03 in its entirety by reference.

Item 7.01. Regulation FD Disclosure.

On May 26, 2021, Vertex Energy issued a press release announcing the entry into the Sale and Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Vertex Energy has a conference call scheduled at 8:30 p.m. EST on May 27, 2021 to discuss the transaction. The Company’s presentation materials, available on the Investor Relations section of the Company’s website at www.vertexenergy.com, are attached hereto as Exhibit 99.2, and incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Items 7.01 (including Exhibit 99.1 and 99.2) of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Forward-Looking Statements

Statements contained in Exhibits 99.1 and 99.2 to this report relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the completion of the Mobile Acquisition on anticipated terms and timing, if at all, including obtaining regulatory approvals, unforeseen liabilities, future capital expenditures, the ability to recognize synergies, and the ability of Vertex Energy to complete current plans for expansion and growth of the new operations and other conditions to the completion of the Mobile Acquisition; the expected benefits, output, financial metrics and production of the Mobile Acquisition; our ability to satisfy closing conditions associated with the Mobile Acquisition; our ability to raise sufficient capital to complete the Mobile Acquisition and the planned renewable diesel project and the terms of such funding; the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the Mobile Acquisition on the terms disclosed, if at all, the right of one or both of the Company or the Seller to terminate the acquisition agreement and the result of such termination, including a termination fee of $10 million (representing the amount required to be paid pursuant to the Deposit Note) payable by the Company to the Seller under certain conditions; the outcome of any legal proceedings that may be instituted against any parties or their respective directors in connection with such planned Mobile Acquisition; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the acquisition on a timely basis or at all, including the risk that regulatory approvals or other consents required for the Mobile Acquisition are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect the Company’s acquisition or the expected benefits of the Mobile Acquisition; and difficulties and delays in integrating the acquired assets businesses; and the Company’s plans for financing the Mobile Acquisition and planned renewable diesel project. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks described above, and the risks disclosed in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1+£	Sale and Purchase Agreement dated May 26, 2021, by and between Vertex Operating Company LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company
10.1	$10,000,000 Promissory Note issued to Shell Chemical LP (or assigns) from Vertex Energy Operating LLC, dated May 26, 2021
10.2+	Swapkit Purchase Agreement entered inot between Vertex Energy Operating, LLC and Equilon Enterprises LLC d/b/a Shell Oil Products US, dated May 26, 2021
99.1	Press Release, dated May 26, 2021
99.2	Presentation materials, dated May 26, 2021

+ Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 27, 2021	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer